As filed with the Securities and Exchange Commission on November 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANMI FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	95-4788120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hanmi Financial Corporation

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jay S. Yoo

Hanmi Financial Corporation

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Kelson, Esq.

Greenberg Traurig, LLP

2450 Colorado Avenue, Suite 400 East

Santa Monica, California 90404

(310) 586-7700 (phone)

(310) 586-7800 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-163206

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	$5,300,000	$607.38

(1)	The Registrant previously registered common stock, preferred stock, debt securities, rights, warrants, depositary shares, units and other securities with an aggregate offering price of $200,000,000 on a Registration Statement on Form S-3 (File No. 333-163206), as amended, which was declared effective November 30, 2009. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of common stock having a proposed maximum aggregate offering price of $5,300,000 is hereby registered. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-163206) exceed those registered under such Registration Statements.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-163206), as amended, for which a fee of $11,160 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3 to register an additional $5,300,000 of common stock, $0.001 par value per share, of Hanmi Financial Corporation (the “Company”). This Registration Statement relates to the Registration Statement on Form S-3 of the Company (File No. 333-163206) filed with the Securities and Exchange Commission on November 19, 2009, as amended, which was previously declared effective by the Securities and Exchange Commission on November 30, 2009, at 4:30 p.m. The contents of the Company’s Registration Statement (File No. 333-163206) are hereby incorporated by reference into this Registration Statement in its entirety, including all exhibits thereto and each of the documents the Company filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

Item 16. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of KPMG (the Company’s Independent Registered Public Accounting Firm)

23.2	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (Previously filed and incorporated by reference herein from the Company’s Registration Statement on Form S-3 (File No. 333-163206) filed with the Commission on November 19, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 15th day of November, 2011.

HANMI FINANCIAL CORPORATION

By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Jay S. Yoo Jay S. Yoo	President and Chief Executive Officer (Principal Executive Officer) and Director	November 15, 2011

By:	/s/ Lonny D. Robinson Lonny D. Robinson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2011

By:	/s/ * Joseph Rho	Chairman of the Board of Directors	November 15, 2011

By:	/s/ * I Joon Ahn	Director	November 15, 2011

By:	/s/ * John A. Hall	Director	November 15, 2011

By:	/s/ * William J. Stolte	Director	November 15, 2011

By:	/s/ * Joon Hyung Lee	Director	November 15, 2011

By:	/s/ * Paul (Seon-Hong) Kim	Director	November 15, 2011

* By:	/s/ Jay S. Yoo
Jay S. Yoo
Attorney-in-Fact and Agent

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of KPMG (the Company’s Independent Registered Public Accounting Firm)

23.2	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (Previously filed and incorporated by reference herein from the Company’s Registration Statement on Form S-3 (File No. 333-163206) filed with the Commission on November 19, 2009)